News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2020

Boston, MA, February 26, 2020 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.91 for the first quarter of fiscal 2020, an increase of 21 percent from $0.75 of earnings per diluted share in the first quarter of fiscal 2019 and a decrease of 5 percent from $0.96 of earnings per diluted share in the fourth quarter of fiscal 2019.

The Company reported adjusted earnings per diluted share of $0.86 for the first quarter of fiscal 2020, an increase of 18 percent from $0.73 of adjusted earnings per diluted share in the first quarter of fiscal 2019 and a decrease of 9 percent from $0.95 of adjusted earnings per diluted share (1) in the fourth quarter of fiscal 2019. Earnings under U.S. generally accepted accounting principles (U.S. GAAP) exceeded adjusted earnings by $0.05 per diluted share in the first quarter of fiscal 2020, $0.02 per diluted share in the first quarter of fiscal 2019 and $0.01 per diluted share in the fourth quarter of fiscal 2019, reflecting the reversal of net excess tax benefits related to stock-based compensation awards of $4.9 million, $2.9 million and $1.5 million, respectively.

On a combined basis, net gains and other investment income related to seed capital investments and other income and expense amounts related to consolidated collateralized loan obligation (CLO) entities contributed $0.03 to earnings per diluted share in the first quarter of fiscal 2020, reduced earnings by $0.02 per diluted share in the first quarter of fiscal 2019 and contributed $0.08 to earnings per diluted share in the fourth quarter of fiscal 2019.

Consolidated net inflows of $6.1 billion in the first quarter of fiscal 2020 represent 5 percent annualized internal growth in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $1.5 billion and 1 percent annualized internal growth in managed assets in the first quarter of fiscal 2019 and net inflows of $9.8 billion and 8 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2019. Excluding Parametric overlay services (formerly "exposure management”), the Company’s annualized internal growth in managed assets was 5 percent in the first quarter of fiscal 2020, 2 percent in the first quarter of fiscal 2019 and 3 percent in the fourth quarter of fiscal 2019.

The Company’s annualized internal management fee revenue growth (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows, divided by beginning of period consolidated management fee revenue) was 5 percent in the first quarter of fiscal 2020, -4 percent in the first quarter of fiscal 2019 and 2 percent in the fourth quarter of fiscal 2019.

(1) Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Consolidated assets under management were a record $518.2 billion on January 31, 2020, up 17 percent from $444.7 billion of consolidated managed assets on January 31, 2019 and up 4 percent from $497.4 billion of consolidated managed assets on October 31, 2019. The year-over-year increase in consolidated assets under management reflects net inflows of $28.6 billion and market price appreciation of $45.0 billion. The sequential quarterly increase in consolidated assets under management reflects net inflows of $6.1 billion and market price appreciation of $14.6 billion in the first quarter of fiscal 2020.

“Continuing strong net flows across equity, fixed income and Parametric custom portfolio mandates and much-improved floating-rate income and alternative category net flows combined to produce solid internal growth in management fee revenue for Eaton Vance in the first quarter of fiscal 2020,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Compared to asset management industry peers, our growth profile continues to stand apart.”

Average consolidated assets under management were $509.9 billion in the first quarter of fiscal 2020, up 17 percent from $437.4 billion in the first quarter of fiscal 2019 and up 4 percent from $488.9 billion in the fourth quarter of fiscal 2019.

As shown in Attachment 10, excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 30.8 basis points in the first quarter of fiscal 2020, down 4 percent from 32.0 basis points in the first quarter of fiscal 2019 and substantially unchanged from the fourth quarter of fiscal 2019. Changes in average annualized management fee rates for the compared periods primarily reflect shifts in the Company’s mix of business.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle reporting categories. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate. Prior-period consolidated assets under management, net flows and average annualized management fee rates by investment mandate included in Attachments 5, 7 and 10 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios. Prior-period consolidated assets under management by investment affiliate included in Attachment 9 have been revised to reflect the shift in management responsibilities for the Company’s systematically managed fixed income strategies from Eaton Vance Management to Parametric in the first quarter of fiscal 2020 and the adoption of a new policy to report the managed assets of investment portfolios overseen by multiple Eaton Vance affiliates based on the strategy’s primary identity. None of these reclassifications affected the Company’s overall consolidated assets under management, net flows or average annualized management fee rates for any of the reported periods.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $46.3 billion in the first quarter of fiscal 2020, up 4 percent from $44.7 billion in the first quarter of fiscal 2019 and down 1 percent from $46.6 billion in the fourth quarter of fiscal 2019.

Consolidated redemptions and other outflows were $40.2 billion in the first quarter of fiscal 2020, down 7 percent from $43.2 billion in the first quarter of fiscal 2019 and up 9 percent from $36.8 billion in the fourth quarter of fiscal 2019.

As of January 31, 2020, the Company’s 49 percent-owned affiliate Hexavest Inc. (Hexavest) managed $13.0 billion of client assets, down 2 percent from $13.2 billion of managed assets on January 31, 2019 and down 3 percent from $13.4 billion of managed assets on October 31, 2019. Hexavest had net outflows of $0.5 billion in the first quarter of fiscal 2020, net outflows of $0.7 billion in the first quarter of fiscal 2019 and net outflows of $0.4 billion in the fourth quarter of fiscal 2019. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in our consolidated totals.

Financial Highlights

(in thousands, except per share figures)

	Three Months Ended
	January 31,	October 31,	January 31,
	2020	2019	2019
Revenue	$452,554	$433,740	$406,416
Expenses	317,835	298,307	285,286
Operating income	134,719	135,433	121,130
Operating margin	29.8%	31.2%	29.8%
Non-operating income (expense)	8,369	15,599	(3,193)
Income taxes	(32,578)	(34,254)	(27,625)
Equity in net income of affiliates, net of tax	2,325	2,172	1,948
Net income	112,835	118,950	92,260
Net income attributable to non-controlling
and other beneficial interests	(8,850)	(9,744)	(5,459)
Net income attributable to
Eaton Vance Corp. shareholders	$103,985	$109,206	$86,801
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$99,125	$107,665	$83,852
Earnings per diluted share	$0.91	$0.96	$0.75
Adjusted earnings per diluted share	$0.86	$0.95	$0.73

First Quarter Fiscal 2020 vs. First Quarter Fiscal 2019

In the first quarter of fiscal 2020, revenue increased 11 percent to $452.6 million from $406.4 million in the first quarter of fiscal 2019. Management fees were up 13 percent, as a 17 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $0.2 million in the first quarter of fiscal 2020 and $(0.3) million in the first quarter of fiscal 2019. Distribution and service fee revenues were collectively up 6 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 11 percent to $317.8 million in the first quarter of fiscal 2020 from $285.3 million in the first quarter of fiscal 2019, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation reflects higher salaries and benefits associated with increases in headcount and higher operating income-based and investment performance-based bonus accruals, partially offset by lower sales-based incentive compensation. The increase in compensation also reflects higher stock-based compensation expense driven by accelerated vesting of restricted stock awards and accelerated recognition of employee stock option expense in connection with employee retirements in the first quarter of fiscal 2020. The increase in distribution expense primarily reflects higher marketing and promotion costs and an increase in up-front sales commission expense, partially offset by lower Class C distribution fee payments. The increase in service fee expense reflects higher Class A and private fund service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid. Other operating expenses increased 11 percent, primarily reflecting increases in information technology spending, higher professional services expenses and higher travel expenses, partially offset by a decrease in amortization expense related to certain intangible assets that were fully amortized during the first quarter of fiscal 2019.

Operating income increased 11 percent to $134.7 million in the first quarter of fiscal 2020 from $121.1 million in the first quarter of fiscal 2019. The Company’s operating margin was 29.8 percent in both the first quarter of fiscal 2020 and the first quarter of fiscal 2019.

Non-operating income totaled $8.4 million in the first quarter of fiscal 2020 versus $3.2 million of non-operating expense in the first quarter of fiscal 2019. The year-over-year change primarily reflects a $10.3 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, and a $1.1 million decrease in net expense contribution from consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 22.8 percent in the first quarter of fiscal 2020 and 23.4 percent in the first quarter of fiscal 2019. Adjusted to remove the effect of net excess tax benefits from stock-based compensation plans, the Company’s effective tax rate, calculated on the same basis, was 26.2 percent in the first quarter of fiscal 2020 and 25.9 percent in the first quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $2.3 million and $1.9 million in the first quarters of fiscal 2020 and 2019, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $8.9 million in the first quarter of fiscal 2020 and $5.5 million in the first quarter of fiscal 2019. The year-over-year change reflects an increase in income earned by consolidated sponsored funds and the Company’s accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 109.4 million in the first quarter of fiscal 2020 and 112.3 million in the first quarter of fiscal 2019, a decrease of 3 percent. The year-over-year reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 114.7 million in the first quarter of fiscal 2020 and 115.5 million in the first quarter of fiscal 2019, a decrease of 1 percent. The change in weighted average diluted shares outstanding in the first quarter of fiscal 2020 also reflects an increase in the dilutive effect of in-the-money options and unvested restricted stock awards due to higher market prices of the Company’s shares.

First Quarter Fiscal 2020 vs. Fourth Quarter Fiscal 2019

In the first quarter of fiscal 2020, revenue increased 4 percent to $452.6 million from $433.7 million in the fourth quarter of fiscal 2019. Management fees were up 4 percent, reflecting a 4 percent increase in average consolidated assets under management and substantially unchanged average annualized management fee rates. Performance fees were $0.2 million in the first quarter of fiscal 2020 and $0.1 million in the fourth quarter of fiscal 2019. Distribution and service fee revenues were collectively up 4 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 7 percent to $317.8 million in the first quarter of fiscal 2020 from $298.3 million in the fourth quarter of fiscal 2019, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions and other operating expenses. The increase in compensation reflects higher salary and benefit expenses associated with a slight increase in headcount, year-end compensation increases for continuing employees, higher performance-based and operating income-based bonus accruals, and seasonal increases in benefit costs and payroll taxes, partially offset by lower severance expenses. The increase in compensation also reflects higher stock-based compensation expense driven by accelerated vesting of restricted stock awards and accelerated recognition of employee stock option expense in connection with employee retirements in the first quarter of fiscal 2020. The increase in distribution expense reflects higher marketing and promotion costs and an increase in up-front sales commission expense. The increase in service fee expense reflects higher Class A and private fund service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. Other operating expenses increased 9 percent, primarily reflecting increases in information technology spending, higher professional services expenses, higher travel expenses and increases in charitable contributions. Fund-related expenses in the first quarter of fiscal 2020 were substantially unchanged from the fourth quarter of fiscal 2019, reflecting higher sub-advisory fees paid and an offsetting decline in fund expenses borne by the Company.

Operating income decreased 1 percent to $134.7 million in the first quarter of fiscal 2020 from $135.4 million in the fourth quarter of fiscal 2019. The Company’s operating margin decreased to 29.8 percent in the first quarter of fiscal 2020 from 31.2 percent in the fourth quarter of fiscal 2019.

Non-operating income totaled $8.4 million in the first quarter of fiscal 2020 and $15.6 million in the fourth quarter of fiscal 2019. The sequential change reflects an $8.2 million decrease in income contribution from consolidated CLO entities, partially offset by a $0.9 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds. The decrease in income contribution from consolidated CLO entities is primarily attributable to the sale of the Company’s subordinated interests in a CLO entity in the first quarter of fiscal 2020, which resulted in the deconsolidation of the CLO entity.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 22.8 percent in the first quarter of fiscal 2020 and 22.7 percent in the fourth quarter of fiscal 2019. Adjusted to remove the effect of net excess tax benefits from stock-based compensation plans, the Company’s effective tax rate, calculated on the same basis, was 26.2 percent in the first quarter of fiscal 2020 and 23.7 percent in the fourth quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $2.3 million in the first quarter of fiscal 2020 and $2.2 million in the fourth quarter of fiscal 2019, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $8.9 million in the first quarter of fiscal 2020 and $9.7 million in the fourth quarter of fiscal 2019. The sequential change reflects an increase in income earned by consolidated sponsored funds and the Company’s accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 109.4 million in the first quarter of fiscal 2020 and 108.7 million in the fourth quarter of fiscal 2019, an increase of 1 percent. The sequential increase reflects new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options in excess of share repurchases. On a diluted basis, the Company’s weighted average shares outstanding increased to 114.7 million in the first quarter of fiscal 2020 from 113.7 million in the fourth quarter of fiscal 2019, an increase of 1 percent. The increase in weighted average diluted shares outstanding further reflects an increase in the dilutive effect of in-the-money options and unvested restricted stock awards due to higher market prices of the Company’s shares.

Taxation

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate:

	Three Months Ended
	January 31,	October 31,	January 31,
	2020	2019	2019
Statutory U.S. federal income tax rate	21.0%	21.0%	21.0%
State income taxes for current year, net of federal income tax benefits	4.9	4.5	4.6
Net income attributable to non-controlling and other beneficial interests	(0.5)	(1.7)	(1.0)
Other items	0.8	(0.1)	1.3
Adjusted effective income tax rate(2)	26.2	23.7	25.9
Net excess tax benefits from stock-based compensation plans	(3.4)	(1.0)	(2.5)
Effective income tax rate	22.8%	22.7%	23.4%

The Company’s income tax provision for the first quarter of fiscal 2020, first quarter of fiscal 2019 and fourth quarter of fiscal 2019 includes $1.3 million, $0.6 million and $0.7 million, respectively, of charges associated with certain provisions of the Tax Cuts and Jobs Act that took effect for the Company in fiscal 2019, relating principally to limitations on the deductibility of executive compensation.

The Company’s income tax provision was reduced by net excess tax benefits related to stock-based compensation awards totaling $4.9 million in the first quarter of fiscal 2020, $2.9 million in the first quarter of fiscal 2019 and $1.5 million in the fourth quarter of fiscal 2019.

The Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the tax impact of stock-based compensation shortfalls or windfalls. On this basis, the Company’s adjusted effective tax rate was 26.2 percent in the first quarter of fiscal 2020, 25.9 percent in the first quarter of fiscal 2019 and 23.7 percent in the fourth quarter of fiscal 2019. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 26.5 to 27.0 percent for the balance of fiscal 2020 and for the fiscal year as a whole. The Company’s actual adjusted effective tax rate for fiscal 2020 may vary from this estimate due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

Balance Sheet Information

As of January 31, 2020, the Company held cash and cash equivalents of $544.1 million and its investments included $280.6 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first three months of fiscal 2020, the Company used $66.6 million to repurchase and retire approximately 1.4 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 4.9 million shares remain available.

(2) Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls. Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months ended January 31, 2020. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. First Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 3888396 when instructed.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of January 31, 2020, Eaton Vance had consolidated assets under management of $518.2 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2020	Q1 2020
	January 31,	October 31,	January 31,	vs.	vs.
	2020	2019	2019	Q4 2019	Q1 2019
Revenue:
Management fees	$394,801	$378,062	$350,750	4%	13%
Distribution and underwriter fees	21,578	21,187	23,090	2	(7)
Service fees	33,939	32,272	29,360	5	16
Other revenue	2,236	2,219	3,216	1	(30)
Total revenue	452,554	433,740	406,416	4	11
Expenses:
Compensation and related costs	171,982	160,441	153,888	7	12
Distribution expense	40,003	38,731	37,508	3	7
Service fee expense	29,755	28,287	25,517	5	17
Amortization of deferred sales commissions	5,968	5,831	5,547	2	8
Fund-related expenses	11,067	11,037	9,645	-	15
Other expenses	59,060	53,980	53,181	9	11
Total expenses	317,835	298,307	285,286	7	11
Operating income	134,719	135,433	121,130	(1)	11
Non-operating income (expense):
Gains and other investment income, net	16,090	15,155	5,833	6	176
Interest expense	(5,888)	(5,888)	(6,131)	-	(4)
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	15,563	24,777	5,441	(37)	186
Interest and other expense	(17,396)	(18,445)	(8,336)	(6)	109
Total non-operating income (expense)	8,369	15,599	(3,193)	(46)	NM

Income before income taxes and equity
in net income of affiliates	143,088	151,032	117,937	(5)	21
Income taxes	(32,578)	(34,254)	(27,625)	(5)	18
Equity in net income of affiliates, net of tax	2,325	2,172	1,948	7	19
Net income	112,835	118,950	92,260	(5)	22
Net income attributable to non-controlling
and other beneficial interests	(8,850)	(9,744)	(5,459)	(9)	62
Net income attributable to
Eaton Vance Corp. shareholders	$103,985	$109,206	$86,801	(5)	20

Earnings per share:
Basic	$0.95	$1.00	$0.77	(5)	23
Diluted	$0.91	$0.96	$0.75	(5)	21

Weighted average shares outstanding:
Basic	109,380	108,690	112,255	1	(3)
Diluted	114,688	113,702	115,516	1	(1)

Dividends declared per share	$0.375	$0.375	$0.350	-	7

Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2020	Q1 2020
	January 31,	October 31,	January 31,	vs.	vs.
	2020	2019	2019	Q4 2019	Q1 2019

Net income attributable to Eaton Vance
Corp. shareholders	$103,985	$109,206	$86,801	(5)%	20%

Net excess tax benefit from stock-based
compensation plans	(4,860)	(1,541)	(2,949)	215	65

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$99,125	$107,665	$83,852	(8)	18

Earnings per diluted share	$0.91	$0.96	$0.75	(5)	21

Net excess tax benefit from stock-based
compensation plans	(0.05)	(0.01)	(0.02)	400	150

Adjusted earnings per diluted share	$0.86	$0.95	$0.73	(9)	18

				Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended
				%	%
				Change	Change
				Q1 2020	Q1 2020
	January 31,	October 31,	January 31,	vs.	vs.
	2020	2019	2019	Q4 2019	Q1 2019

Consolidated sponsored funds	$7,177	$6,759	$2,422	6%	196%

Majority-owned subsidiaries	1,673	2,985	3,037	(44)	(45)

Net income attributable to non-controlling
and other beneficial interests	$8,850	$9,744	$5,459	(9)	62

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,(1)
	2020	2019
Assets

Cash and cash equivalents	$544,114	$557,668
Management fees and other receivables	237,579	237,864
Investments	1,095,103	1,060,739
Assets of consolidated CLO entities:
Cash	21,439	48,704
Bank loans and other investments	1,290,583	1,704,270
Other assets	13,658	28,039
Deferred sales commissions	59,256	55,211
Deferred income taxes	43,907	62,661
Equipment and leasehold improvements, net	72,245	72,798
Operating lease right-of-use assets	265,618	-
Intangible assets, net	74,885	75,907
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	65,369	85,087
Total assets	$4,048,437	$4,253,629

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$88,271	$240,722
Accounts payable and accrued expenses	79,941	89,984
Dividend payable	52,630	55,177
Debt	620,722	620,513
Operating lease liabilities	314,846	-
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	1,218,216	1,617,095
Other liabilities	30,847	51,122
Other liabilities	61,853	108,982
Total liabilities	2,467,326	2,783,595

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	336,087	285,915
Total temporary equity	336,087	285,915

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 478,643 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 114,257,084 and 113,143,567 shares, respectively	446	442
Notes receivable from stock option exercises	(7,354)	(8,447)
Accumulated other comprehensive loss	(58,701)	(58,317)
Retained earnings	1,310,631	1,250,439
Total permanent equity	1,245,024	1,184,119
Total liabilities, temporary equity and permanent equity	$4,048,437	$4,253,629

			Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2020	2019	2019
Equity assets – beginning of period(2)	$131,895	$128,996	$115,772
Sales and other inflows	7,806	6,833	6,220
Redemptions/outflows	(6,182)	(4,861)	(5,461)
Net flows	1,624	1,972	759
Exchanges	3	(9)	(108)
Market value change	5,186	936	567
Equity assets – end of period	$138,708	$131,895	$116,990
Fixed income assets – beginning of period(3)	62,378	60,968	54,339
Sales and other inflows	5,086	5,334	6,545
Redemptions/outflows	(3,947)	(4,193)	(4,866)
Net flows	1,139	1,141	1,679
Exchanges	23	161	326
Market value change	722	108	566
Fixed income assets – end of period	$64,262	$62,378	$56,910
Floating-rate income assets – beginning of period	35,103	38,339	44,837
Sales and other inflows	1,689	1,289	3,566
Redemptions/outflows	(3,046)	(3,890)	(6,478)
Net flows	(1,357)	(2,601)	(2,912)
Exchanges	(27)	(67)	(266)
Market value change	117	(568)	(716)
Floating-rate income assets – end of period	$33,836	$35,103	$40,943
Alternative assets – beginning of period(4)	8,372	9,031	12,139
Sales and other inflows	675	405	1,044
Redemptions/outflows	(593)	(970)	(3,264)
Net flows	82	(565)	(2,220)
Exchanges	-	(88)	(27)
Market value change	99	(6)	99
Alternative assets – end of period	$8,553	$8,372	$9,991
Parametric custom portfolios assets – beginning of period(5)	164,895	159,067	134,345
Sales and other inflows	9,745	8,358	10,164
Redemptions/outflows	(6,221)	(5,496)	(5,300)
Net flows	3,524	2,862	4,864
Exchanges	1	2	75
Market value change	6,898	2,964	1,766
Parametric custom portfolios assets – end of period	$175,318	$164,895	$141,050
Parametric overlay services assets – beginning of period(6)	94,789	86,379	77,871
Sales and other inflows	21,313	24,388	17,122
Redemptions/outflows	(20,199)	(17,400)	(17,808)
Net flows	1,114	6,988	(686)
Market value change	1,611	1,422	1,583
Parametric overlay services assets – end of period	$97,514	$94,789	$78,768
Total assets under management – beginning of period	497,432	482,780	439,303
Sales and other inflows	46,314	46,607	44,661
Redemptions/outflows	(40,188)	(36,810)	(43,177)
Net flows	6,126	9,797	1,484
Exchanges	-	(1)	-
Market value change	14,633	4,856	3,865
Total assets under management – end of period	$518,191	$497,432	$444,652

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.

(3) Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios.

(4) Consists of absolute return, commodity and currency mandates.

(5) Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Formerly “portfolio implementation.” Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios.

(6) Formerly "exposure management."

		Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2020	2019	2019
Funds – beginning of period	$174,068	$173,433	$164,968
Sales and other inflows	11,496	10,020	13,723
Redemptions/outflows	(9,161)	(9,613)	(15,425)
Net flows	2,335	407	(1,702)
Exchanges	-	(1)	(98)
Market value change	4,136	229	(418)
Funds – end of period	$180,539	$174,068	$162,750
Institutional separate accounts – beginning of period	173,331	165,311	153,996
Sales and other inflows	23,605	27,342	20,829
Redemptions/outflows	(25,449)	(21,782)	(22,329)
Net flows	(1,844)	5,560	(1,500)
Exchanges	-	4	98
Market value change	3,771	2,456	2,630
Institutional separate accounts – end of period	$175,258	$173,331	$155,224
Individual separate accounts – beginning of period	150,033	144,036	120,339
Sales and other inflows	11,213	9,245	10,109
Redemptions/outflows	(5,578)	(5,415)	(5,423)
Net flows	5,635	3,830	4,686
Exchanges	-	(4)	-
Market value change	6,726	2,171	1,653
Individual separate accounts – end of period	$162,394	$150,033	$126,678
Total assets under management – beginning of period	497,432	482,780	439,303
Sales and other inflows	46,314	46,607	44,661
Redemptions/outflows	(40,188)	(36,810)	(43,177)
Net flows	6,126	9,797	1,484
Exchanges	-	(1)	-
Market value change	14,633	4,856	3,865
Total assets under management – end of period	$518,191	$497,432	$444,652

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2020	2019	Change	2019	Change
Equity(2)	$138,708	$131,895	5%	$116,990	19%
Fixed income(3)	64,262	62,378	3%	56,910	13%
Floating-rate income	33,836	35,103	-4%	40,943	-17%
Alternative(4)	8,553	8,372	2%	9,991	-14%
Parametric custom portfolios(5)	175,318	164,895	6%	141,050	24%
Parametric overlay services(6)	97,514	94,789	3%	78,768	24%
Total	$518,191	$497,432	4%	$444,652	17%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.

(3) Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios.

(4) Consists of absolute return, commodity and currency mandates.

(5) Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Formerly “portfolio implementation.” Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios.

(6) Formerly "exposure management."

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2020	2019	Change	2019	Change
Open-end funds	$108,290	$105,043	3%	$99,846	8%
Closed-end funds	24,873	24,284	2%	23,633	5%
Private funds(2)	47,376	44,741	6%	39,271	21%
Institutional separate accounts	175,258	173,331	1%	155,224	13%
Individual separate accounts	162,394	150,033	8%	126,678	28%
Total	$518,191	$497,432	4%	$444,652	17%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes privately offered equity, fixed and floating-rate income, and alternative funds and CLO entities.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)(2)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2020	2019	Change	2019	Change
Eaton Vance Management(3)(4)	$149,994	$146,628	2%	$143,473	5%
Parametric(4)	320,848	306,907	5%	264,945	21%
Atlanta Capital(5)	25,552	24,100	6%	20,833	23%
Calvert(6)	21,797	19,797	10%	15,401	42%
Total	$518,191	$497,432	4%	$444,652	17%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) In the first quarter of fiscal 2020, the Company changed its policy for reporting managed assets of investment portfolios overseen by multiple Eaton Vance affiliates to base classification on the strategy's primary identity. In conjunction with this change, managed assets of $3.5 billion and $2.4 billion as of October 31, 2019 and January 31, 2019, respectively, were reclassified from Atlanta Capital to Calvert and managed assets of $2.8 billion and $2.6 billion as of October 31, 2019 and January 31, 2019, respectively, were reclassified from Parametric to Eaton Vance Management.

(3) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

(4) In the first quarter of fiscal 2020, management responsibilities for the Company‘s systematically managed fixed income strategies were shifted from Eaton Vance Management to Parametric. Managed assets of the reassigned strategies were $43.9 billion as of October 31, 2019 and $37.4 billion as of January 31, 2019.

(5) Excludes managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital. Including Calvert Equity Fund, the managed assets of Atlanta Capital were $29.5 billion, $27.6 billion and $23.2 billion, respectively, as of January 31, 2020, October 31, 2019 and January 31, 2019.

(6) Includes managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital, and Calvert-sponsored funds managed by unaffiliated third-party advisers under Calvert supervision.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)
(in basis points on average managed assets)

	Three Months Ended
				%	%
				Change	Change
				Q1 2020	Q1 2020
	January 31,	October 31,	January 31,	vs.	vs.
	2020	2019	2019	Q4 2019	Q1 2019
Equity(2)	57.0	56.2	56.9	1%	0%
Fixed income(3)	41.4	41.6	41.8	0%	-1%
Floating-rate income	49.9	49.3	50.0	1%	0%
Alternative(4)	64.5	62.7	58.3	3%	11%
Parametric custom portfolios(5)	15.2	14.8	14.4	3%	6%
Parametric overlay services(6)	4.9	4.9	5.2	0%	-6%
Total	30.8	30.8	32.0	0%	-4%

(1) Excludes performance-based fees, which were $0.2 million in the three months ended January 31, 2020, $0.1 million in the three months ended October 31, 2019 and $(0.3) million in the three months ended January 31, 2019.

(2) Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.

(3) Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios.

(4) Consists of absolute return, commodity and currency mandates.

(5) Includes equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Formerly “portfolio implementation.” Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios.

(6) Formerly "exposure management."

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2020	2019	2019
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$152	$170	$159
Sales and other inflows	3	1	40
Redemptions/outflows	(26)	(24)	(25)
Net flows	(23)	(23)	15
Market value change	1	5	3
Eaton Vance sponsored funds – end of period	$130	$152	$177
Eaton Vance distributed separate accounts –
beginning of period(2)	$1,563	$1,745	$2,169
Sales and other inflows	6	2	21
Redemptions/outflows	(22)	(226)	(140)
Net flows	(16)	(224)	(119)
Market value change	19	42	15
Eaton Vance distributed separate accounts – end of period	$1,566	$1,563	$2,065
Total Eaton Vance distributed – beginning of period	$1,715	$1,915	$2,328
Sales and other inflows	9	3	61
Redemptions/outflows	(48)	(250)	(165)
Net flows	(39)	(247)	(104)
Market value change	20	47	18
Total Eaton Vance distributed – end of period	$1,696	$1,715	$2,242
Hexavest directly distributed – beginning of period(3)	$11,640	$11,474	$11,467
Sales and other inflows	96	140	519
Redemptions/outflows	(554)	(321)	(1,134)
Net flows	(458)	(181)	(615)
Market value change	114	347	136
Hexavest directly distributed – end of period	$11,296	$11,640	$10,988
Total Hexavest managed assets – beginning of period	$13,355	$13,389	$13,795
Sales and other inflows	105	143	580
Redemptions/outflows	(602)	(571)	(1,299)
Net flows	(497)	(428)	(719)
Market value change	134	394	154
Total Hexavest managed assets – end of period	$12,992	$13,355	$13,230

(1) Managed assets and flows of Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.

(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.

(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.